Klaviyo Breaks Records with First AI-powered BFCM

Klaviyo surpassed $3.8B in Klaviyo Attributed Value (KAV)*, up 27% YoY, and nearly 20,000 customers hit their best sales day ever.

BOSTON – December 2, 2025 – Klaviyo (NYSE: KVYO), the B2C CRM, today released its 2025 BFCM Recap Report, showing that the five days between Thanksgiving and Cyber Monday (BFCM) were record-breaking, fueled not by deep discounts but by loyalty and AI-powered personalization. Even as industrywide discount rates fell, brands using Klaviyo saw outsized growth and engagement.

Key findings include:
●Klaviyo delivered more than 22.7B messages (up 25% YoY) over BFCM, generating more than $3.8B in KAV for its customers
●Consumer spending rose 11% YoY even as discounts fell 10% YoY, showing that loyalty, not promotions, drove performance
●AI-powered recommendations kept consumers browsing longer, deepening onsite engagement and product discovery
●Cyber Sunday became the fastest growing day of the weekend at nearly 14% YoY, with Cyber Monday (+11% YoY) beating Black Friday’s 10% YoY growth as well
●One in every twenty dollars in the US spent online** over BFCM stemmed from a message or experience Klaviyo delivered
●Powerhouse categories: Health & Beauty sales rose 14% YoY, Apparel increased 11% YoY

Loyalty was the BFCM growth engine
BFCM this year saw same-site sales rise 11% YoY, with repeat buyers driving much of the lift. Revenue from repeat customers grew 13.5% YoY (outpacing revenue from new buyers) as they responded to loyalty tactics like early access, exclusive drops, VIP perks, and personalized offers rather than blanket discounts.
Consumers were also more intentional in how they bought. Product views surged 41% YoY as consumers spent more time researching ahead of purchase decisions. Average selling price rose 4.8% in line with inflation and average order value equally increased. But price inflation alone can’t explain the growth – consumers were genuinely buying more, and buying with purpose. They leaned into brands they trust, making loyalty a defining force behind this year’s performance.
Discount rates fell as spending grew

Discounts dropped 10% YoY across ecommerce, yet demand stayed strong. In fact, brands offering the smallest discounts saw the highest growth (+14% YoY) across BFCM. Discount depth still peaked from Black Friday through Cyber Monday, but unlike past years, daily averages never exceeded 30% across Klaviyo brands.

The main exception was Home & Garden, where deeper markdowns were needed to move bigger-ticket items amid softer demand. Across most categories, though, discount restraint didn’t hurt performance, a sign that when consumers are buying with intention, brands don’t need steep promotions to win.

“This BFCM proved that when brands treat consumers like people, not transactions, they respond,” said Andrew Bialecki, co-founder and CEO of Klaviyo. “Consumers were more intentional than ever this year, browsing for longer and choosing brands they already have a relationship with. AI helped marketers meet that shift with smarter targeting and more relevant experiences at scale. That combination of trust and intelligence is what moved the needle this season.”
AI Powered the Path From Discovery to Decision
AI played a defining role in how people shopped this BFCM. More than half of consumers planned to use AI assistants to find deals, compare products, and surface recommendations, an early sign that agentic commerce is starting to take shape, with consumers letting AI do the early legwork for them.
Brands matched that shift with AI-powered personalization across the entire shopping journey. Usage of AI-driven product recommendations jumped 45% YoY as marketers leaned on smarter targeting and saw a huge payoff with revenue from those messages surging 71% YoY.
But AI didn’t just shape discovery; it also changed onsite behavior. Many brands launched personalized website pages powered by Customer Hub, blending tailored product recommendations with tools like shipment tracking and fit guidance. Consumers who engaged with these pages went deeper, viewing 2.4 more pages per visit, signaling deeper engagement and stronger buying intent.
Klaviyo Service also emerged as a new conversion lever. Apparel, swimwear, beauty and athletic brands used Klaviyo’s AI Customer Agent to answer fit questions, explain product details, and guide gifting, turning uncertainty into confident purchases.
“At Filson, BFCM isn’t just about flipping on discounts and hoping for volume. We use this moment to strike the balance between driving revenue and reinforcing what our brand stands for: premium, enduring product with real value,” said Zach Solomon, Director of Ecommerce & CRM at Filson. “With Klaviyo, we can be intentional with every customer. Whether it’s a loyal customer getting early access to a limited-edition release or a new shopper discovering who we are, BFCM becomes more than a transaction. It’s a chance to build trust, deepen loyalty, and set the stage for long-term growth.”

Text and Cross-Channel Engagement Fueled Revenue
During the holiday weekend, consumers were constantly on the move, and mobile messaging became essential. Text revenue for brands grew 25% YoY as send volume soared 34%, with early RCS adoption lifting engagement further. Across Klaviyo customers, email and text drove 42% of total revenue, jumping to 43% of total revenue on peak days.

Likewise, consumers who received messages from a single brand across both email and text were dramatically more engaged with that brand than those who received messages only on a single channel. These cross-channel shoppers placed 11% more orders, added 34% more items to cart, and viewed 71% more products. Proving that deepening relationships across multiple channels is paying off for retailers.

About Klaviyo
Klaviyo (NYSE: KVYO) is the B2C CRM. Powered by its built-in data platform and AI, Klaviyo combines marketing automation, analytics, and customer service into one unified solution, making it easy for businesses to know their customers and grow faster. Klaviyo (CLAY-vee-oh) helps over 183,000 brands like Mattel, Glossier, Daily Harvest, and Liquid Death deliver 1:1 experiences at scale, improve efficiency, and drive revenue.

* We define Klaviyo Attributed Value (“KAV”) as the amount of revenue our customers generated through orders placed by consumers within a specified period of time after a message is sent using our platform, which in the case of email is five days from when the message is sent, and in the case of text messages and WhatsApp messages is twenty-four hours from when the message is sent. For email, the message also needs to be opened or clicked in order for the transaction to fall within our definition. KAV excludes orders placed with customers that do not opt-in to sharing data on placed orders, orders for which we cannot determine the currency or value, or unusual orders that appear to us to be anomalies. Since our definition of a customer does not include persons or entities that use our platform on a free trial basis, any revenue generated through orders placed with these persons or entities is also excluded from our definition of KAV. We do not net chargebacks or sales refunds from our calculation of KAV. If a customer leaves Klaviyo, we stop counting that customer’s KAV after their last contracted month. We believe KAV serves as a measure of the return-on-investment that we help generate for our customers and illustrates the value our platform can drive to our customers, which we believe enhances our ability to maintain existing customers and attract new customers. We use KAV as an internal estimate to track the value we drive to customers through our platform. KAV is an operational measure, does not represent revenue earned by us, and does not directly correlate to our pricing, revenue, or results of operations. Further, KAV is not a forecast of future revenue and investors should not place undue reliance on KAV as an indicator of our future or expected results.

** Based on Klaviyo’s U.S. KAV over the five-day BFCM period ($2.3B) divided by U.S. online sales estimate of $44.2B

Performance data reflects same-site-sales trends across a stable cohort of 10,000 Klaviyo brands, showing how shopper behavior, loyalty, and channel effectiveness shifted during BFCM 2025. Metrics highlight where demand grew, how customers engaged, and which AI-powered, cross-channel strategies drove measurable lift. Total sends and KAV are global and anonymized.
All data presented here is approximate and is based on various assumptions. All data is unaudited and is subject to adjustment. The methodology underlying the data may vary year on year and prior year results are not directly comparable to current results. All financial figures are in USD.